exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 68 to the Registration Statement No. 811-1796 on Form N-1A of Fidelity Destiny Portfolios, of our reports dated November 05, 1999 appearing in the Annual Reports to Shareholders of Destiny I and Destiny II for the year ended September 30, 1999.
We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information, which are a part of such Registration Statement.

                                             /s/Deloitte & Touche LLP
                                             Deloitte & Touche LLP

Boston, Massachusetts
November 22, 1999